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                                                                      EXHIBIT 21
                                                                      ----------

                                SUBSIDIARIES OF
                          TOMMY HILFIGER CORPORATION

                                                State or Other Jurisdiction
Name of Subsidiary                            of Incorporation or Organization
------------------                            --------------------------------

Tommy Hilfiger U.S.A., Inc.                              Delaware
Pepe Jeans USA, Inc.                                     California
Tomcan Investments Inc.                                  Delaware
Tommy Hilfiger Canada Inc.                               Canada
Tommy Hilfiger Retail, Inc.                              Delaware
Tommy Hilfiger Licensing, Inc.                           Delaware
Tommy Hilfiger Hungary Ltd.                              Hungary
Tommy Hilfiger Flagship Stores, Inc.                     Delaware
TH Flagship Holding Corporation I                        Delaware
TH Flagship Holding Corporation II                       Delaware
Tommy Hilfiger Retail (UK) Company                       United Kingdom
Tommy Hilfiger (Eastern Hemisphere) Limited              British Virgin Islands
TJ Far East Limited                                      British Virgin Islands
THHK Womenswear Limited                                  Hong Kong
TJ Clothing (H.K.) Limited                               Hong Kong
Pepe International Limited                               Hong Kong
Tommy Hilfiger (HK) Limited                              Hong Kong
Tommy Hilfiger (India) Limited                           British Virgin Islands
Tommy Hilfiger (Singapore) Pte. Ltd.                     Singapore